Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Bill Newbould
(610) 558-9800

ENDO PHARMACEUTICALS REPORTS

FIRST QUARTER 2006 FINANCIAL RESULTS

CHADDS FORD, Pa., April 20, 2006 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the three months ended March 31, 2006.

Net sales were $205.0 million compared with $137.8 million in the first quarter of 2005. Net income for the three months ended March 31, 2006 was $20.5 million compared with $13.8 million in the comparable 2005 period. As detailed in the Supplemental Financial Information below, adjusted net income for the three months ended March 31, 2006 was $55.2 million compared with $26.3 million in 2005.

Diluted earnings per share for the three months ended March 31, 2006 were $0.15 compared with $0.10 in 2005. As detailed in the Supplemental Financial Information below, adjusted diluted earnings per share for the three months ended March 31, 2006 were $0.41 compared with $0.20 in the same period of 2005.

“We are pleased with our first quarter performance,” said Peter A. Lankau, president and chief executive officer. “We see 2006 as the beginning of a new stage in our growth, driven by continuing strong sales of Lidoderm® and the potential introduction of three new proprietary products in the second half of the year.” He noted that Endo expects to launch its oxymorphone extended- and immediate-release tablets following the anticipated favorable decision from the FDA on the June 22, 2006 PDUFA date related to its New Drug Applications for these products. The company also anticipates launching Synera™, an FDA-approved topical local anesthetic patch for use on intact skin prior to venous access procedures to provide local dermal analgesia in children and adults.

2006 Guidance

The company reaffirmed its guidance for 2006 and continues to expect net sales in 2006 to be approximately $860 to $880 million. Net sales of Lidoderm® in 2006 are estimated to be approximately $530 to $540 million. The company continues to estimate adjusted diluted earnings per share for 2006 to be approximately $1.75 to $1.80. This excludes estimated upfront and milestone payments to partners, stock compensation charges related to the adoption of SFAS 123(R) — estimated to be approximately $0.05 per diluted share — and compensation expense and related employer payroll taxes funded by Endo Pharma LLC. Of course, there can be no assurance of Endo achieving these results. The company’s guidance also does not reflect the net sales of its extended-release and immediate-release versions of its developmental product oxymorphone nor the associated launch costs. These 2006 estimates include net sales of the company’s generic OxyContin of approximately $50 to $60 million and earnings attributable to its generic OxyContin sales of approximately $0.20 to $0.24 per diluted share.

-more-

Appointment of New Outside Director to Board

Endo also announced today the appointment of Michel de Rosen to its Board of Directors. An independent, outside director, de Rosen also will be a member of Endo’s nominating committee. His appointment expands the Endo board to eight directors.

“We’re delighted that Michel is joining our Board of Directors,” said Carol A. Ammon, chairman. “His extensive pharmaceutical background and leadership experience will help Endo position itself for its next stage of growth. We are happy to welcome such a highly qualified executive as Michel to the Endo board.”

Michel de Rosen has served as the chairman of the board of directors and chief executive officer of ViroPharma Incorporated since September 2002, president and chief executive officer since August 2000, and as a director since May 2000. From 1993 to 1999, de Rosen held several key positions in Rhone-Poulenc Pharma and Rhone-Poulenc Rorer (now Sanofi-Aventis), including chairman and chief executive officer from May 1995 until December 1999. de Rosen also is a director of ABB Ltd. He began his career at the French Ministry of Finance and subsequently served in several leading government positions. He also served in various executive roles in industry prior to 1993.

Compensation Funded by Endo Pharma LLC

In connection with the March 2006 offering of Endo’s common stock by certain selling stockholders and the eventual winding up of Endo Pharma LLC, Endo Pharma LLC advised our board of directors that it intended to pay one-time cash bonuses to certain members of our management of an aggregate of $19.0 million in recognition of each of their significant contributions to our success. These bonuses, in addition to the applicable payroll taxes, were recorded as compensation expense in our financial statements during the first quarter of 2006. All of these amounts, however, were funded by Endo Pharma LLC with no contribution by the company. Subject to IRS regulations, a portion of these bonuses will be permitted to be deducted for income tax purposes by the company. Endo is not required to pay nor will it pay to Endo Pharma LLC the amount of any of these bonus payments or the tax benefits related thereto pursuant to the Tax Sharing Agreement between Endo and Endo Pharma LLC.

Endo Pharma LLC has also informed the company that, in connection with its eventual winding up, it expects to make a special allocation to Carol Ammon, Endo’s chairman, of approximately $22 million, with all or a portion of Ms. Ammon’s payment being satisfied by granting to her the remaining unallocated Endo Pharma LLC stock options representing approximately 0.8 million shares under the Endo Pharma LLC stock option plans. This special allocation to Ammon, in addition to the applicable payroll taxes, was recorded as compensation expense in Endo’s financial statements during the first quarter of 2006. The exercise of these stock options (assuming they are granted and exercised) will result in compensation charges, which Endo will be permitted to deduct for income tax purposes. Under the terms of the Tax Sharing Agreement, the company is required to pay to Endo Pharma LLC the amount of the tax benefit usable by Endo as a result of the exercise of these stock options into shares of the company’s common stock held by Endo Pharma LLC. Upon the exercise of the stock options granted under the Endo Pharma LLC stock option plans, only currently outstanding shares of Endo common stock held by Endo Pharma LLC will be received by holders of such options upon exercise. The exercise of stock options pursuant to Endo Pharma LLC stock option plans does not increase the number of Endo’s shares outstanding, and only dilutes the equity holdings of the members of Endo Pharma LLC and not the equity holdings of Endo’s other stockholders.

-more-

Propofol IDD-DTM

The company also announced that SkyePharma, Inc. and Endo have jointly decided to discontinue the development of their anesthetic agent, propofol IDD-DTM as recent data have indicated that the product has a low likelihood of being able to achieve the agreed upon targeted product profile. This decision does not affect the companies’ agreement related to DepoDur®.

Use of Non-GAAP Measures — Adjusted Net Income and Adjusted Diluted Earnings per Share:

Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures in its earnings announcements because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release and are encouraged to read the description of the reconciling items contained within this press release.

-more-

Supplemental Financial Information

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended March 31, 2006 and March 31, 2005 is as follows:

	(Unaudited) Three Months Ended March 31,
	2006	2005
	(in thousands, except per share data)
GAAP net income	$20,538	$13,815
Add: Income tax	11,048	8,275

GAAP income before income tax	31,586	22,090
Add: Compensation expense and related employer payroll taxes funded by Endo Pharma LLC	42,385	—
Add: Milestone payments to partners	10,400	—
Add: Stock compensation expense related to SFAS 123R	2,323	—
Add: Topical ketoprofen patch upfront payment	—	10,000
Add: Transdermal sufentanil patch upfront payment	—	10,000

Adjusted income before income tax	86,694	42,090
Pro forma income tax	31,461	15,767

Adjusted net income	$55,233	$26,323

Diluted weighted average shares outstanding, pro forma	133,911	132,829

Adjusted diluted earnings per share	$0.41	$0.20

-more-

Product Review

Lidoderm®. For the three months ended March 31, 2006, net sales of Lidoderm® were $125.1 million compared with $64.1 million in the same period a year ago, an increase of 95%. Prescription growth for Lidoderm® was up 25% and dispensed unit growth was up 28% in the first quarter of 2006 versus the comparable 2005 period. The company estimates that prescription demand for Lidoderm® in the first quarter of 2006 was approximately $133 million.

Percocet®. Net sales of Percocet® were $27.5 million for the three months ended March 31, 2006 versus $27.4 million in the same period in 2005. The company estimates that prescription demand for Percocet® in the first quarter of 2006 was approximately $25 million.

Frova®. Net sales of Frova® were $7.0 million for the three months ended March 31, 2006 compared with $6.1 million in the same period a year ago. The company estimates that prescription demand for Frova® in the 2006 first quarter was approximately $10 million.

DepoDur®. Net sales of DepoDur® were $0.9 million for the three months ended March 31, 2006. The company began promoting DepoDur® in early 2005 with its 70-representative hospital sales force. The launch phase of this product is expected to continue throughout 2006.

Other branded products. Combined sales of all other branded products were $3.9 million for the first three months of 2006 compared with $2.8 million comparable period of 2005.

Oxycodone extended-release. In June 2005, the company began commercial sale of all four strengths of its extended-release oxycodone tablets, the generic equivalent of OxyContin. Net sales of extended- release oxycodone tablets were $9.0 million for the first three months of 2006.

Other generic products. For the first quarter, net sales from the company’s other generic products decreased to $31.7 million in 2006 from $37.3 million in 2005 due to increased generic competition with both Endocet® and the company’s morphine sulfate extended-release tablets.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (866) 482-1020(domestic) or (706) 758-1722 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from April 20, 2006 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 5677419, and will run until 12:00 a.m. ET on April 27, 2006.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on April 27, 2006. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic

-more-

pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre- clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on March 21, 2006. Readers should evaluate any statement in light of these important factors.

(Tables Attached)

-more-

The following tables present Endo’s unaudited net sales for the three months ended March 31, 2006 and March 31, 2005:

Endo Pharmaceuticals Holdings Inc.

Net Sales (unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2005
Lidoderm®	$125,072	$64,100
Percocet®	27,495	27,419
Frova®	6,972	6,131
DepoDur®	897	—
Other Brands	3,885	2,821

Total Brands	$164,321	$100,471

Oxycodone ER	$8,981	$—
Other Generics	31,741	37,283

Total Generics	$40,722	$37,283

Total Net Sales	$205,043	$137,754

-more-

The following table presents Endo’s consolidated statements of operations for the three months ended March 31, 2006 and March 31, 2005 (Certain prior period amounts have been reclassified to conform to the current period classification):

Endo Pharmaceuticals Holdings Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
NET SALES	$205,043	$137,754
COST OF SALES	48,737	29,585

GROSS PROFIT	156,306	108,169
COSTS AND EXPENSES:

Selling, general and administrative	100,167	53,360
Research and development	25,154	30,982
Depreciation and amortization	3,962	3,596

OPERATING INCOME	27,023	20,231
INTEREST INCOME, Net	4,563	1,859

INCOME BEFORE INCOME TAX	31,586	22,090
INCOME TAX	11,048	8,275

NET INCOME	$20,538	$13,815

NET INCOME PER SHARE:

Basic	$0.15	$0.10
Diluted	$0.15	$0.10

WEIGHTED AVERAGE SHARES:

Basic	132,877	131,871
Diluted	133,790	132,829

-more-

The following table presents the Endo’s unaudited condensed consolidated balance sheet data at March 31, 2006 and December 31, 2005:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Balance Sheet Data (unaudited)

(in thousands)

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$583,903	$500,956
Accounts receivable, net	220,868	290,826
Inventory	54,714	50,983
Income tax receivable	16,897	66,461
Other current assets	78,392	84,159

Total current assets	954,774	993,385
Property and equipment, net	35,967	38,001
Goodwill	181,079	181,079
Other Intangibles, net	108,165	99,065
Note Receivable	49,900	48,925
Other assets	13,098	11,223

TOTAL ASSETS	$1,342,983	$1,371,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Due to Endo Pharma LLC	$125,579	$200,450
Other current liabilities	287,448	309,063

Total current liabilities	413,027	509,513

Other liabilities	18,630	18,795

Total stockholders’ equity	911,326	843,370

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,342,983	$1,371,678

-more-

The following table presents condensed consolidated cash flow data for the three months ended March 31, 2006 and March 31, 2005 (Certain prior period amounts have been reclassified to conform to the current period classification):

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Cash Flow Data (unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2005
Net cash provided by operating activities	$165,255	$32,141
Net cash used in investing activities	(14,882)	(5,795)
Net cash provided by (used in) financing activities	(67,426)	333

Net increase in cash and cash equivalents	$82,947	$26,679

Cash and cash equivalents, beginning of period	$500,956	$278,034

Cash and cash equivalents, end of period	$583,903	$304,713

Net Cash Used in Financing Activities

During the three months ended March 31, 2006, net cash used in financing activities includes a $96.7 million payment to Endo Pharma LLC, a limited liability company that previously held a significant portion of Endo common stock, in which affiliates of Kelso & Company and certain other members of management had an interest. This payment was made pursuant to the tax- sharing agreement between the company and Endo Pharma LLC, which requires the company, under certain circumstances, to pay Endo Pharma LLC the amount of the tax benefits that are usable by the company as a result of the exercise of stock options granted pursuant to the Endo Pharma LLC Stock Option Plans, which stock options are exercisable only into shares of Endo common stock held by Endo Pharma LLC and, accordingly, do not dilute the ownership of the company’s public stockholders. The company used the compensation charges resulting from the Endo Pharma LLC Stock Option Plans to reduce its taxes in 2005, due to the exercise of Endo Pharma LLC stock options during 2005. The company has recorded a liability of $99.1 million as of March 31, 2006 related to exercises during 2005 which amount will be paid in the fourth quarter of 2006 and another $26.5 million related to exercises during 2006 which if used to reduce our 2006 income taxes will be paid in 2007.

#####